BlackBerry Reaches Agreement in Principle to Settle Class Action Litigation

WATERLOO, ONTARIO – April 7, 2022 – BlackBerry Limited (NYSE: BB; TSX: BB) announced today that it has reached an agreement in principle to settle the consolidated securities class action lawsuit captioned Pearlstein v. Blackberry Limited, et al., Case No. 13 Civ. 7060 (CM) (KHP) pending against the Company and certain of its former officers in the U.S. District Court for the Southern District of New York. The consolidated class action complaint was filed in October 2013, as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2022.

The agreement in principle was reached following a voluntary mediation process resulting in the parties’ acceptance of the mediator’s recommendation for settlement. The court has granted the parties’ jointly request to adjourn further proceedings in the matter pending approval of the final settlement.

The agreement in principle contemplates an aggregate cash payment by the Company of $165 million to settle the claims brought on behalf of all persons who purchased or otherwise acquired BlackBerry shares on the NASDAQ between March 28, 2013 and September 20, 2013. The parties have agreed to negotiate in good faith to execute a definitive stipulation of settlement and related documents to be filed with the court. The Company anticipates that the stipulation of settlement will provide a full release of all claims against all defendants, including the Company and its officers, and will expressly deny any liability, wrongdoing or responsibility by any of the defendants. The Company anticipates that, upon final approval of the settlement, the litigation will be dismissed with prejudice. Approval by the court, notice to the putative class, and the satisfaction of customary conditions to effectiveness may take several months.

While BlackBerry believes that the allegations in the case were without merit, it also believes that eliminating the distraction, expense and risk of continued litigation is in the best interests of the Company and its shareholders.

As previously disclosed, given the uncertainties of litigation, BlackBerry had not been in a position to assess the likelihood of any potential loss or adverse effect on its financial condition or to reasonably estimate the amount of potential loss in connection with the class action. As a result of the entry into the agreement in principle, BlackBerry expects that the above-referenced $165 million will be incorporated into its results of operations and financial condition for the fiscal quarter ending May 31, 2022. The Company does not expect to recover any portion of this amount from insurance proceeds.

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About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including 195M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety, and data privacy solutions, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems. BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.

For more information, visit BlackBerry.com and follow @BlackBerry.

Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investor_relations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

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This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding the agreement in principle to settle the pending class action lawsuit, BlackBerry’s expectations regarding the likelihood, terms, conditions and timing of the anticipated settlement, and other statements that are not purely historical facts.

These statements involve substantial risks and uncertainties, including, among others, risks and uncertainties associated with negotiating final terms of settlement agreements, obtaining court approval of the proposed settlements, the number of purported class members who may opt-out of the proposed settlements, whether any proposed settlement is appealed, and the timing of the settlement payments. There can be no assurance that the litigation will be finally resolved in accordance with the agreements in principle or at all. For a further description of the risks and uncertainties relating to the business of the Company in general, see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended February 28, 2022. All of these factors should be considered carefully and readers should not place undue reliance on BlackBerry’s forward-looking statements.

Any forward-looking statements are made only as of the date hereof and the Company has no intention and undertakes no obligation to update or revise any of them, except as required by law.